UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/24/2008

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 24, 2008, the Compensation Committee and Board of Directors of Global Crossing Limited (the "Company") approved an amendment (the "Amendment") to the employment agreement (the "Agreement") between the Company and its chief executive officer, John J. Legere.

As amended by the Amendment, the Agreement provides for the payment of severance to Mr. Legere in the event of termination of Mr. Legere's employment by the Company without "cause" or upon his death, "disability" or resignation for "good reason" (as such quoted terms are defined in the Agreement (the "Designated Terminations")) in an amount equal to three times the sum of Mr. Legere's base salary and target annual bonus, plus certain other benefits and payments. Under the Agreement as in effect prior to the Amendment, in the event of a Designated Termination, Mr. Legere would receive payment of severance in an amount equal to three times, two times or one times the sum of his base salary and target annual bonus if such termination were to occur prior to August 15, 2008, 2009 or 2010, respectively, plus certain other benefits and payments. The other terms of the Agreement remain unchanged.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: June 30, 2008	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
Senior Vice President, Secretary and Deputy General Counsel